UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 22, 2008
PolyOne Corporation
(Exact Name of Registrant as Specified in Charter)

Ohio	1-16091	34-1730488
(State or Other	(Commission File No.)	(I.R.S. Employer
Jurisdiction		Identification No.)
of Incorporation)
PolyOne Center, 33587 Walker Rd.
Avon Lake, Ohio 44012
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code:
(440) 930-1000
N/A
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06. Material Impairments.
     On December 22, 2008, management of PolyOne Corporation (the “Company”), completed its annual planning process and as a result now expects that lower housing and auto demand, incremental pension expense, and restructuring costs will lead to a pre-tax loss in the U.S. in 2009 and that under generally accepted accounting principles, a non-cash charge of approximately $65 million will be required to record a valuation allowance against U.S. deferred tax assets. The charge will be taken in the fourth quarter of 2008.
     This Current Report on Form 8-K contains statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. They are based on management’s expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. You can identify these statements by the fact that they do not relate strictly to historic or current facts. They use words such as “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance and/or sales. Specifically, the non-cash charge required to record a valuation allowance against our U.S. deferred tax assets in this Current Report on Form 8-K is an estimate and is therefore subject to change. Factors that could cause actual results to differ materially include, but are not limited to: disruptions, uncertainty or volatility in the credit markets that could adversely impact the availability of credit already arranged and the availability and cost of credit in the future; continued or worse than expected degradation in the North American residential construction or automotive market; continued or worse than expected decline in business conditions in Europe and Asia; the financial condition of our customers, including the ability of customers (especially those that may be highly leveraged and those with inadequate liquidity) to maintain their credit availability; the effect on foreign operations of currency fluctuations, tariffs, and other political, economic and regulatory risks; changes in polymer consumption growth rates in the markets where PolyOne conducts business; changes in global industry capacity or in the rate at which anticipated changes in industry capacity come online; fluctuations in raw material prices, quality and supply and in energy prices and supply; production outages or material costs associated with scheduled or unscheduled maintenance programs; unanticipated developments that could occur with respect to contingencies such as litigation and environmental matters; an inability to achieve or delays in achieving or achievement of less than the anticipated financial benefit from initiatives related to cost reductions and employee productivity goals; an inability to raise or sustain prices for products or services; an inability to maintain appropriate relations with unions and employees; and other factors affecting our business beyond our control, including, without limitation, changes in the general economy, changes in interest rates and changes in the rate of inflation. The above list of factors is not exhaustive.
     We cannot guarantee that any forward-looking statement will be realized, although we believe we have been prudent in our plans and assumptions. Achievement of future results is subject to risks, uncertainties and inaccurate assumptions. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could vary materially from those anticipated, estimated or projected. Investors should bear this in mind as they consider forward-looking statements.

     We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. You are advised, however, to consult any further disclosures we make on related subjects in our reports on Form 10-Q, 8-K and 10-K that we provide to the Securities and Exchange Commission. You should understand that it is not possible to predict or identify all risk factors. Consequently, you should not consider any list to be a complete set of all potential risks or uncertainties.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 22, 2008

POLYONE CORPORATION
By:	/s/ Robert M. Patterson
	Name:	Robert M. Patterson
	Title:	Senior Vice President and Chief Financial Officer